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Exhibit 23(A)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-50371, No. 33-50381, No. 33-21717, No. 33-
19049, No. 33-04407, No. 2-97395, No. 2-78417 and No. 33-40438) of Arvin
Industries, Inc. of our report dated January 30, 1996 appearing in this Form 10 -K.

Price Waterhouse LLP

Indianapolis, Indiana
March 21, 1996

Exhibit 23(B)
Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-41242 and No. 33-53087) of Arvin Industries, Inc. of our report dated January 30, 1996 appearing in this Form 10 - K.

Price Waterhouse LLP

Indianapolis, Indiana
March 21, 1996

Exhibit 23(C)


Independent Auditors' Report

The Board of Directors
Space Industries International, Inc.:

We have audited the consolidated balance sheets of Space
Industries International, Inc. and subsidiaries (formerly Calspan Holding Corporation) as of January 1, 1995 and January 2, 1994 and the related consolidated statements of operations, shareholders equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Space Industries International, Inc. and subsidiaries (formerly Calspan Holding Corporation) as of January 3, 1993 were audited by other auditors whose report dated April 16, 1993 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Space Industries International, Inc. and subsidiaries (formerly Calspan Holding Corporation) as of January 1, 1995 and January 2, 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our report dated January 25, 1994, on the consolidated financial statements of Space Industries International, Inc. and subsidiaries (formerly Calspan Holding Corporation) as of and for the year ended January 2, 1994, contained an explanatory paragraph that stated that the recovery of the $18,154,619 of capitalized costs related to the Space Facility Technology was dependent on the future success in selling the Space Facility Technology or the Industrial Space Facility or the related service, at profitable terms, or the sale of the engineering designs of the Industrial Space Facility. As described in Note 4, due to recent developments and a decision by the Company to focus on other activities, the Company determined that the recovery of these capitalized costs is highly unlikely. Accordingly, these costs were expensed in fiscal 1994.


KPMG Peat Marwick LLP

Houston, Texas
January 25, 1995






Consent of Independent Accountants


The Board of Directors
Calspan SRL Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-50371, 33-50381, 33-21717, 33-19049, 33-
04407, 2-97395, 2-78417 and 33-40438) on Form S - 8 and (Nos. 33-
41242 and 33-53087) on Form S-3 of Arvin Industries, Inc. of our report dated January 25, 1995 with respect to the consolidated balance sheets of Space Industries International, Inc. and subsidiaries (formerly Calspan Holding Corporation and predecessor to Calspan SRL Corporation) as of January 1, 1995 and January 2, 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1995 annual report on Form 10-K of Arvin Industries, Inc.


KPMG PEAT MARWICK LLP


Buffalo, New York
March 21, 1996